QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-140064 of our reports relating to: (1) the consolidated financial statements and financial statement schedule of Tyco International Ltd. and subsidiaries (the "Company") dated December 8, 2006 (April 19, 2007 as to the effects of the restatement for income taxes and reclassifications for the discontinued operations of Aguas Industrialies de Jose, C.A. discussed in Notes 1, 3, and 28), which report expresses an unqualified opinion and includes explanatory paragraphs referring to a) the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, "Share-Based Payment," and Financial Accounting Standards Board ("FASB") Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143," b) the Company's change in the measurement date of its pension and post retirement plans from September 30 to August 31 in 2005 and c) the restatement of the consolidated financial statements and (2) management's report on the effectiveness of internal control over financial reporting (as revised), dated December 8, 2006 (April 19, 2007 as to the effects of the material weakness discussed in Management's Report on Internal Control over Financial Reporting (as revised)), which report expresses an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of the Company for the year ended September 29, 2006, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

New York, New York
April 19, 2007

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM